August 10, 2026 Life360 Reports Record Q2 2026 Results Record Second Quarter Global Net Additions of 185 thousand Paying Circles, Reaching 3.2 million Total Monthly Active Users Reached Approximately 102.4 million with 4.6 million Net Additions Total Revenue Grew 38% Year-Over-Year to $159.0 million Annualized Monthly Revenue Increased 29% Year-Over-Year to $537.2 million Record Q2 Advertising Revenue of $22.0 million. SAN FRANCISCO, California. Life360, Inc. (Life360 or the Company) (NASDAQ: LIF, ASX: 360), the provider of the market-leading family connection and safety mobile application, today announced unaudited financial results for the second quarter (Q2’26) ended June 30, 2026. Building on the momentum of prior quarters, the Company achieved record-breaking results with its highest- ever Q2 Paying Circle net additions and record Total Revenue, driven by outstanding results in both Subscription and Advertising Revenue, while Monthly Active Users (MAU) returned to the growth trajectory the Company outlined last quarter. "This quarter, Life360 crossed 100 million monthly active users—proof of the trust millions of families place in us to stay connected, coordinated, and safe," said Life360 Chief Executive Officer Lauren Antonoff. "Disciplined execution drove strong Paying Circle growth and put MAU back on the growth trajectory we outlined last quarter. With the Life360 Ads Platform integration largely complete, we’re now focused on building awareness and commercial momentum. In Q3, we’re furthering our commitment to serve all life stages—from pet parents to kids and aging adults—reinforcing our position as the platform that makes everyday family life better.” "Life360 delivered strong growth and financial performance in Q2’26," said Chief Financial Officer Russell Burke. "Quarterly revenue grew 38% year-over-year to $159.0 million, and our Annualized Monthly Revenue of $537.2 million was up 29% year-over-year on the back of strong subscription growth globally. Advertising Revenue reached a record $22.0 million in the quarter as the Life360 Advertising Platform continues to gain momentum post integration.” "We ended Q2’26 with $467.7 million in cash, cash equivalents, restricted cash, and short-term investments, and we generated operating cash flows of $23.8 million, up 79% year-over-year.“ "Looking ahead, we expect revenue growth acceleration into the back half of 2026. Continued strength in our core subscription business and our advertising platform entering its strongest seasonal window will drive Total Revenue growth. We will continue to invest in strategic initiatives including international expansion, advertising platform scaling, our AI labs and product innovation, while remaining committed to balancing growth investment with margin expansion." Q2'26 Financial Highlights • Total Q2'26 revenue of $159.0 million, a YoY increase of 38%, with total subscription revenue of $115.6 million, up 31% YoY and core subscription revenue1 of $111.1 million, up 34% YoY. • Advertising revenue of $22.0 million, up 315% YoY. • Annualized Monthly Revenue (AMR) of $537.2 million, up 29% YoY. • Adjusted EBITDA2 of $31.1 million increased 53% from $20.3 million in Q2'25. • Positive Operating Cash Flow of $23.8 million, up 79% YoY. • Quarter-end cash, cash equivalents, restricted cash and short-term investments of $467.7 million, an increase of $33.5 million from Q2'25. Q2'26 Operating Highlights • Q2'26 global MAU quarterly net additions of 4.6 million lifted total MAU to approximately 102.4 million, up 16% YoY. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 1

- Q2'26 global Paying Circle quarterly net additions totaled 185 thousand. Total Paying Circles grew 27% YoY to 3.2 million.
- Average Revenue Per Paying Circle (ARPPC) increased 5% YoY primarily due to a shift in product mix toward higher-priced offerings across select international markets throughout the second half of 2025.

Key Performance Indicators

(in millions, except ARPPC, ARPPS, ASP, and percentages)	Q2 2026	Q1 2026	Q2 2025	% QoQ	% YoY
Core[3]					
Monthly Active Users (MAU) - Global[4]	102.4	97.8	88.0	5 %	16 %
U.S.	54.0	51.8	47.5	4 %	14 %
International	48.4	46.0	40.5	5 %	20 %
UK, ANZ, CA	13.2	12.5	10.7	6 %	24 %
Other International	35.2	33.5	29.8	5 %	18 %
Paying Circles - Global[5]	3.2	3.0	2.5	6 %	27 %
U.S.	2.3	2.1	1.8	6 %	25 %
International	1.0	0.9	0.7	6 %	32 %
UK, ANZ, CA	0.4	0.4	0.3	8 %	34 %
Other International	0.6	0.5	0.4	6 %	31 %
Average Revenue per Paying Circle (ARPPC)[6,7]	$ 142.56	$ 143.03	$ 135.42	— %	5 %
Life360 Consolidated					
Subscriptions[8]	3.7	3.5	3.1	5 %	18 %
Average Revenue per Paying Subscription (ARPPS)[7,9]	$ 128.38	$ 127.15	$ 116.06	1 %	11 %
Net hardware units shipped[10]	0.7	0.4	0.8	75 %	(18)%
Average Selling Price (ASP)[11,12]	$ 14.70	$ 11.88	$ 14.81	24 %	(1)%
Annualized Monthly Revenue (AMR)	$ 537.2	$ 517.9	$ 416.1	4 %	29 %

- Global MAU increased 16% YoY to approximately 102.4 million, with Q2'26 net additions of 4.6 million. U.S. MAU increased 14% YoY, with Q2'26 net adds of 2.2 million. United Kingdom ("UK"), Australia-New Zealand ("ANZ") and Canada ("CA") MAU increased 24% YoY, with Q2'26 net adds of 0.7 million, while other international MAU increased 18% YoY and saw net adds of 1.7 million.
- Q2'26 global Paying Circle net additions of 185 thousand, bringing total Paying Circles to approximately 3.2 million, up 27% YoY, driven by strong U.S. and international performance. U.S. Paying Circles increased 25% YoY driven by improved conversion metrics. UK, ANZ, and CA Paying Circles increased 34% YoY, with Q2'26 net adds of 27 thousand, while other international Paying Circles increased 31% YoY and saw net adds of 30 thousand.
- Q2'26 global ARPPC increased 5% YoY. U.S. ARPPC increased 5% YoY, primarily due to a shift in product mix toward higher-priced offerings. Q2'26 international ARPPC increased 14% YoY, reflecting price increases across select international markets and a shift in product mix toward higher-priced offerings.
- Q2'26 Net hardware units shipped decreased 18% YoY to approximately 0.7 million units, primarily due to the strategic exit of our brick-and-mortar retail channel and a decrease in online retail sales. The ASP of hardware units shipped slightly decreased 1% YoY.
- June 2026 AMR increased 29% YoY, benefiting from continued subscriber growth as well as an increase in other recurring revenue.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

2

Operating Results

Revenue

($ millions)	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
		(unaudited)		
Subscription revenue	$ 115.6	$ 88.6	$ 223.8	$ 170.5
U.S. subscription revenue	*94.8*	*74.3*	*183.7*	*144.0*
International subscription revenue	*20.8*	*14.3*	*40.1*	*26.5*
Hardware revenue	9.8	12.3	14.3	21.2
Advertising revenue[13]	22.0	5.3	41.6	9.9
Other revenue	11.6	9.2	22.3	17.5
Total revenue	$ 159.0	$ 115.4	$ 302.1	$ 219.0

- Q2'26 total subscription revenue increased 31% YoY to $115.6 million, primarily driven by 27% growth in Paying Circles and 5% uplift in ARPPC.
- Q2'26 hardware revenue decreased 20% YoY to $9.8 million, primarily driven by an 18% decrease in net hardware units shipped.
- Q2'26 advertising revenue increased 315% YoY to $22.0 million, primarily driven by new advertising offerings following the acquisition of Nativo.
- Q2'26 other revenue increased 25% YoY to $11.6 million due to higher data revenue, primarily attributable to increased data volumes resulting from user growth, as well as an increase in partnership revenue, primarily driven by higher revenue share from existing partners.

Core Subscription Revenue

- Core subscription revenue represents GAAP subscription revenue from the Life360 mobile application and excludes subscription revenue from non-core offerings, including hardware-related subscriptions, for the reported period. Core subscription revenue represents revenue derived from, and the overall success of, our core product offering. Q2'26 core subscription revenue increased 34% YoY primarily driven by a 27% YoY increase in Paying Circles and a 5% higher ARPPC.[14]

($ millions)	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
		(unaudited)		
Subscription revenue	$ 115.6	$ 88.6	$ 223.8	$ 170.5
Non-Core subscription revenue	(4.5)	(5.7)	(9.2)	(11.4)
Core subscription revenue[15]	$ 111.1	$ 82.9	$ 214.6	$ 159.1

Gross Profit

($ millions, except percentages)	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
		(unaudited)		
Gross Profit	$ 126.9	$ 90.5	$ 237.5	$ 174.1
Gross Margin	*80 %*	*78 %*	*79 %*	*79 %*
Gross Margin (Subscription Only)	*87 %*	*85 %*	*87 %*	*86 %*

- Q2'26 gross margin increased to 80% from 78% in the prior year, primarily due to improved subscription and hardware gross margins, which included receipt of tariff refund claims, and partially offset by lower advertising gross margin driven by a shift in margin mix following the expansion of our advertising platform through the Nativo acquisition.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

3

Operating Expenses

($ millions)	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
		(unaudited)		
Research and development	$ 47.4	$ 32.3	$ 86.7	$ 62.7
Sales and marketing	52.3	38.9	109.3	74.2
General and administrative	27.2	17.4	49.6	33.0
Total operating expenses	**$ 127.0**	**$ 88.5**	**$ 245.6**	**$ 169.9**
Total operating expenses as % of revenue	*80 %*	*77 %*	*81 %*	*78 %*

- Q2'26 operating expenses increased 43% YoY, primarily reflecting higher personnel-related costs due to Company growth and the acquisition of Nativo, as well as higher app store commissions (commissions paid to our channel partners) in line with subscription revenue growth, partially offset by a decrease in growth media spend. As a result, operating expenses as a percentage of revenue increased to 80% from 77%.
- Q2'26 research and development costs increased 47% YoY, primarily driven by higher personnel-related and technology costs due to Company growth and the acquisition of Nativo, as well as workplace restructuring costs associated with the Company's transition to an AI-Native organization.
- Q2'26 sales and marketing costs increased 35% YoY, primarily due to higher personnel costs and intangible asset amortization from the Nativo acquisition, along with higher app store commissions tied to subscription revenue growth, and partially offset by lower growth media costs due to the planned timing of spend.
- Q2'26 general and administrative expenses increased 57% YoY, primarily due to higher personnel-related and technology costs attributable to Company growth, as well as warehouse relocation costs related to the move of certain hardware manufacturing operations.

Cash Flow

($ millions)	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
		(unaudited)		
Net cash provided by operating activities	$ 23.8	$ 13.3	$ 41.0	$ 25.4
Net cash used in investing activities	(92.7)	(27.8)	(256.3)	(32.1)
Net cash provided (used in) by financing activities	(14.2)	278.3	(10.8)	280.5
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(83.1)	263.8	(226.1)	273.8
Cash, Cash Equivalents, and Restricted Cash at the End of the Period	**$ 269.8**	**$ 434.2**	**$ 269.8**	**$ 434.2**

- During Q2'26, 314,762 treasury shares for $13.2 million were repurchased in accordance with the approved multi-year $225.0 million share repurchase program. $211.8 million remained available under the authorization., a decrease of $83.1 million from Q1'26, primarily due to purchases of short-term investments and treasury stock repurchases, partially offset by net cash provided by operating activities.
- Q2'26 operating cash flow was $23.8 million. This was offset by $92.7 million used in investing activities primarily for purchases of short-term investments, and $14.2 million used in financing activities, primarily due to treasury stock repurchases.
- Q2'26 net cash provided by operating activities of $23.8 million was lower than Adjusted EBITDA of $31.1 million primarily due to the timing of receipts and payables. See the Adjusted EBITDA section below for the definition and reconciliation of Adjusted EBITDA.
- Q2'26 Cash, cash equivalents, and restricted cash decreased $164.4 million YoY. The decrease was primarily driven by $214.1 million in purchases of short-term investments, $55.6 million of net cash paid for the acquisition of Nativo, and $13.2 million of treasury stock purchases, partially offset by the positive operating cash flows generated.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

4

Adjusted EBITDA

To supplement our consolidated financial statements prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to facilitate analysis of our financial and business trends and for internal planning and forecasting purposes. For more information, see the "Supplementary and Non-GAAP Financial Information" section below.

Non-GAAP financial measures include adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) and Adjusted EBITDA Margin. Adjusted EBITDA is defined as net income, excluding (i) gain (loss) on change in fair value of investments, (ii) benefit from income taxes, (iii) depreciation and amortization, (iv) interest income, (v) other income (expense), net, (vi) acquisition-related transaction and integration costs, (vii) stock-based compensation, (viii) channel restructuring costs, (ix) workplace restructuring costs, and (x) warehouse relocation costs. These items are excluded from Adjusted EBITDA because they are non-cash in nature, because the amount and timing of these items are unpredictable, or because they are not driven by core results of operations and render comparisons with prior periods and competitors less meaningful.

The following table presents a reconciliation of Net income, the most directly comparable GAAP measure, to Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,	
	2026	2025	2026	2025
($ thousands, except percentages)				
Net income	$ 5,061	$ 7,006	$ 7,840	$ 11,384
Net income margin	*3 %*	*6 %*	*3 %*	*5 %*
Add (deduct):				
Gain (Loss) on change in fair value of investments[16]	877	(1,269)	4,727	(1,269)
Benefit from income taxes	(3,977)	(392)	(15,661)	(606)
Depreciation and amortization[17]	5,633	3,069	11,055	5,931
Interest income	(4,182)	(2,545)	(7,998)	(4,329)
Other income (expense), net	2,164	(808)	2,957	(999)
Acquisition-related transaction and integration costs[18]	468	57	1,583	1,050
Stock-based compensation	22,821	15,229	39,076	25,118
Channel restructuring costs[19]	—	—	1,779	—
Workplace restructuring costs[20]	1,655	—	1,655	—
Warehouse relocation costs[21]	593	—	1,199	—
Adjusted EBITDA	$ 31,113	$ 20,347	$ 48,212	$ 36,280
Adjusted EBITDA margin	*20 %*	*18 %*	*16 %*	*17 %*

- Q2'26 delivered Adjusted EBITDA of $31.1 million, up 53% from $20.3 million in Q2'25, driven by continued strong subscription and advertising revenue growth.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

5

Earnings Guidance22 For FY’26, Life360 expects to deliver: • MAU growth of 17% to 20%, weighted toward the second half of the year (unchanged); • Consolidated revenue of $650 million to $685 million (YoY growth of 33% to 40%), comprised of: ◦ Subscription revenue of $475 million to $480 million, increased from $470 million to $475 million; ◦ Hardware revenue of $35 million to $45 million, reduced from $40 million to $50 million; ◦ Advertising revenue of $98 million to $115 million (unchanged); ◦ Other revenue of $42 million to $45 million (unchanged); • Adjusted EBITDA2 of $130 million to $140 million (unchanged), which represents a margin of approximately 20%. Investor Conference Call A conference call will be held today as follows: US PDT: Monday 10 August 2026 at 3 p.m. US EDT: Monday 10 August 2026 at 6 p.m. AEDT: Tuesday 11 August 2026 at 8 a.m. The call will be held as a Zoom audio webinar. Participants wishing to ask a question should register and join via their browser here. Participants joining via telephone will be in listen only mode. Dial in details U.S.: +1 669 900 6833 Australia: +61 2 8015 6011 Other countries: details Meeting ID: 924 0989 6308 A replay will be available after the call at https://investors.life360.com. Authorization Lauren Antonoff, Director and Chief Executive Officer of Life360, authorized this announcement being given to ASX. About Life360 Life360, a family connection and safety company, keeps people close to the ones they love. The category- leading mobile app and hardware tracking devices empower members to stay connected to the people, pets, and things they care about most, with a range of services, including location sharing, safe driver reports, and crash detection with emergency dispatch. As a remote-first company based in the San Francisco Bay Area, Life360 serves approximately 102.4 million monthly active users (MAU), as of June 30, 2026, across more than 180 countries. Life360 delivers peace of mind and enhances everyday family life in all the moments that matter, big and small. For more information, please visit life360.com. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 6

Contacts For U.S. investor inquiries: For U.S. media inquiries: Raymond (RJ) Jones Lynnette Bruno rjones@life360.com press@life360.com For Australian investor inquiries: For Australian media inquiries: Jolanta Masojada, +61 417 261 367 Giles Rafferty, +61 481 467 903 jmasojada@life360.com grafferty@firstadvisers.com.au Forward-looking statements This announcement and the accompanying presentation and conference call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Life360 intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements regarding Life360’s intentions, objectives, plans, expectations, assumptions and beliefs about future events, including Life360’s expectations with respect to the financial and operating performance of its business, including subscription revenue, hardware revenue, other revenue and consolidated revenue, ability to create new revenue streams, and margin expansion; the resiliency of Life360’s core subscription business; the ability of Life360 to adapt to and mitigate the impact of macroeconomic considerations including tariffs and trade barriers; its ability to deliver contextually relevant advertisements that enhance the user experience by leveraging its extensive first-party location data; Adjusted EBITDA, and operating cash flow; expectations regarding MAU and other member metrics; its capital position; future growth and market opportunities; plans to launch new features and products; the impact of price increases and expansion of product offerings in the UK, Australia, and New Zealand on future results of operations; its expectations of growth in its data business; its expectation of a new enterprise revenue stream and enhanced location capabilities of its hardware devices; its focus on developing a GPS lineup, built on Jiobit technology, the timing of new devices, and the potential for the next generation of hardware to drive a new wave of subscription growth; as well as Life360’s expectations of any changes to the information disclosed herein. The words “anticipate”, “believe”, “expect”, “project”, “predict”, “will”, “forecast”, “estimate”, “likely”, “intend”, “outlook”, “should”, “could”, “may”, “target”, “plan” and other similar expressions can generally be used to identify forward-looking statements. Indications of, and guidance or outlook on, future earnings or financial position or performance are also forward-looking statements. Investors and prospective investors are cautioned not to place undue reliance on these forward-looking statements as they involve inherent risk and uncertainty (both general and specific) and should note that they are provided as a general guide only and should not be relied on as an indication or guarantee of future performance. There is a risk that such predictions, forecasts, projections and other forward-looking statements will not be achieved. Subject to any continuing obligations under applicable law, Life360 does not undertake any obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date of this announcement, to reflect any change in expectations in relation to any forward- looking statements or any change in events, conditions or circumstances on which any such statements are based. Although Life360 believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, Life360 can give no assurance that such expectations and assumptions will prove to be correct and, actual results may vary in a materially positive or negative manner. Forward-looking statements are subject to known and unknown risks, uncertainty, assumptions and contingencies, many of which are outside Life360’s control, and are based on estimates and assumptions that are subject to change and may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include risks related to the preliminary nature of financial results, risks related to Life360’s business, market risks, Life360’s need for additional capital, and the risk that Life360’s products and services may not perform as expected, as described in greater detail under the heading “Risk Factors” in Life360’s ASX and SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. To the maximum extent permitted by law, responsibility for the accuracy or completeness of any forward- looking statements whether as a result of new information, future events or results or otherwise is disclaimed. This announcement should not be relied upon as a recommendation or forecast by Life360. Past performance information in this document is given for illustrative purposes only and is not necessarily a guide to future performance and no representation or warranty is made by any person as to the likelihood of achievement or reasonableness of any forward-looking statements, forecast financial information, future share price performance or any underlying assumptions. Nothing contained in this document nor any information made available to you is, or shall be relied upon as, a promise, representation, warranty or guarantee as to the past, present or the future performance of Life360. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 7

Condensed Consolidated Statements of Operations and Comprehensive Income

(Dollars in U.S. $, in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2026	2025	2026	2025
Subscription revenue	$ 115,636	$ 88,582	$ 223,830	$ 170,456
Hardware revenue	9,806	12,266	14,332	21,173
Advertising revenue	21,966	5,287	41,627	9,871
Other revenue	11,551	9,246	22,293	17,505
Total revenue	158,959	115,381	302,082	219,005
Cost of subscription revenue	15,260	13,049	29,764	23,190
Cost of hardware revenue	5,561	10,194	14,185	18,791
Cost of advertising revenue	9,496	515	17,431	777
Cost of other revenue	1,740	1,122	3,237	2,197
Total cost of revenue	32,057	24,880	64,617	44,955
Gross profit	126,902	90,501	237,465	174,050
Operating expenses:				
Research and development	47,398	32,258	86,670	62,661
Sales and marketing	52,313	38,873	109,337	74,181
General and administrative	27,248	17,378	49,593	33,027
Total operating expenses	126,959	88,509	245,600	169,869
Income (loss) from operations	(57)	1,992	(8,135)	4,181
Other income (expense):				
Gain (loss) on change in fair value of investments	(877)	1,269	(4,727)	1,269
Interest income	4,182	2,545	7,998	4,329
Other income (expense), net	(2,164)	808	(2,957)	999
Total other income, net	1,141	4,622	314	6,597
Income (loss) before income taxes	1,084	6,614	(7,821)	10,778
Benefit from income taxes	(3,977)	(392)	(15,661)	(606)
Net income	$ 5,061	$ 7,006	7,840	11,384
Net income per share, basic	$ 0.06	$ 0.09	$ 0.10	$ 0.15
Net income per share, diluted	$ 0.06	$ 0.08	$ 0.09	$ 0.14
Weighted-average shares used in computing net income per share, basic	81,002,338	76,797,385	80,577,105	76,254,119
Weighted-average shares used in computing net income per share, diluted	85,594,461	84,476,048	85,774,919	83,980,695
Comprehensive income				
Net income	$ 5,061	$ 7,006	7,840	11,384
Change in foreign currency translation adjustment	(46)	(101)	(76)	(100)
Unrealized gain (loss) on available-for-sale securities, net of tax	(116)	—	(59)	—
Total comprehensive income	$ 4,899	$ 6,905	$ 7,705	$ 11,284

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

8

Condensed Consolidated Balance Sheets (Dollars in U.S. $, in thousands) (unaudited) June 30, 2026 December 31, 2025 Assets Current Assets: Cash and cash equivalents $ 267,061 $ 494,261 Restricted cash, current 1,001 — Short-term investments 197,923 — Accounts receivable, net 98,553 80,715 Inventory 14,709 9,867 Costs capitalized to obtain contracts, net 1,148 1,211 Prepaid expenses and other current assets 19,102 20,050 Total current assets 599,497 606,104 Restricted cash, noncurrent 1,690 1,567 Property and equipment, net 2,735 3,019 Costs capitalized to obtain contracts, noncurrent 827 869 Prepaid expenses and other assets, noncurrent 46,435 48,480 Operating lease right-of-use asset 155 335 Intangible assets, net 77,481 38,277 Goodwill 173,609 134,619 Deferred tax assets, net 149,490 126,418 Total Assets $ 1,051,919 $ 959,688 Liabilities and Stockholders’ Equity Current Liabilities: Accounts payable $ 15,545 $ 8,411 Accrued expenses and other current liabilities 43,261 42,002 Deferred revenue, current 48,230 46,377 Total current liabilities 107,036 96,790 Convertible notes, net, noncurrent 311,475 310,386 Deferred revenue, noncurrent 3,314 4,330 Other liabilities, noncurrent 16,663 — Total Liabilities $ 438,488 $ 411,506 Stockholders’ Equity Common stock 82 79 Additional paid-in capital 757,687 686,921 Accumulated deficit (131,026) (138,866) Accumulated other comprehensive income (loss) (87) 48 Treasury stock, at cost (13,225) — Total stockholders’ equity 613,431 548,182 Total Liabilities and Stockholders’ Equity $ 1,051,919 $ 959,688 Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 9

Condensed Consolidated Statements of Cash Flows (Dollars in U.S. $, in thousands) (unaudited) Six Months Ended June 30, 2026 2025 Cash Flows from Operating Activities: Net income $ 7,840 $ 11,384 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 11,055 5,931 Amortization of costs capitalized to obtain contracts 714 594 Amortization of operating lease right-of-use asset 181 171 Stock-based compensation expense, net of amounts capitalized 39,076 25,118 Non-cash interest expense, net 1,437 181 Loss (gain) on change in fair value of investments 4,727 (1,269) Non-cash revenue from investments (538) (636) Deferred income taxes (16,395) — Accretion of discount on short-term investments (1,082) — Loss on tariff refund monetization 1,329 — Provision for credit losses 20 350 Changes in operating assets and liabilities, net of acquisition: Accounts receivable, net 13,170 (1,206) Prepaid expenses and other assets 1,266 (5,456) Inventory (4,842) (1,616) Costs capitalized to obtain contracts, net (608) (642) Accounts payable (12,281) (2,585) Accrued expenses and other current liabilities (5,364) (7,520) Deferred revenue 1,314 2,778 Other liabilities, noncurrent — (194) Net cash provided by operating activities 41,019 25,383 Cash Flows from Investing Activities: Cash paid for acquisitions, net of cash acquired (55,590) (2,825) Internally developed software (2,548) (3,498) Purchase of property and equipment — (766) Purchase of short-term investments (214,078) — Proceeds from maturities of short-term investments 16,895 — Purchase of other strategic investments (1,000) — Convertible note investment — (25,000) Net cash used in investing activities (256,321) (32,089) Cash Flows from Financing Activities: Indemnity escrow payment in connection with the acquisition of Fantix, Inc. (675) — Proceeds from monetization of tariff refund claims 2,256 — Remittance of tariff refund claims (1,929) — Proceeds related to tax withholdings on restricted stock settlements and the exercise of stock options and warrants 27,216 29,570 Taxes paid related to net settlement of equity awards (24,417) (25,767) Purchase of treasury stock (13,225) — Proceeds from issuance of convertible senior notes — 320,000 Payments of debt issuance costs — (9,600) Purchase of capped calls — (33,728) Net cash provided by (used in) financing activities (10,774) 280,475 Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 10

Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash (226,076) 273,769 Cash, Cash Equivalents, and Restricted Cash at the Beginning of the Period 495,828 160,459 Cash, Cash Equivalents, and Restricted Cash at the End of the Period $ 269,752 $ 434,228 Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 11

Supplementary and Non-GAAP Financial Information We report our financial results in accordance with GAAP, however, management believes that certain non- GAAP financial measures, such as Adjusted EBITDA, and the other measures presented in the tables below provide useful information to investors and others in understanding and evaluating our results of operations, as well as providing useful measures for period-to-period comparisons of our business performance. Moreover, we have included non-GAAP financial measures in this media release because they are key measurements used by our management team internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting. Our non-GAAP financial measures are presented for supplemental informational purposes only, may not be comparable to similarly titled measures used by other companies and should not be used as substitutes for analysis of, or superior to, our operating results as reported under GAAP. Additionally, we do not consider our non-GAAP financial measures as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP. As such, you should consider these non-GAAP financial measures in addition to other financial performance measures presented in accordance with GAAP, including various cash flow metrics, net income, and our other GAAP results. Non-GAAP cost of revenue is presented to understand margin economically and non-GAAP operating expenses are presented to understand operating efficiency. Non-GAAP cost of revenue and Non-GAAP operating expenses present direct and indirect expenses adjusted for non-cash expenses, such as stock- based compensation, depreciation and amortization, and non-recurring expenses, such as workplace restructuring costs, warehouse relocation costs, channel restructuring costs, and acquisition-related transaction and integration costs. A reconciliation of GAAP financial information to Non-GAAP financial information for cost of revenue and operating expenses has been provided as supplementary information below. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 12

GAAP Cost of Revenue to Non-GAAP Cost of Revenue Reconciliation[23]

	Three Months Ended June 30,		Six Months Ended June 30,	
	2026	2025	2026	2025
(in millions)				
Cost of subscription revenue, GAAP	$ 15.3	$ 13.0	$ 29.8	$ 23.2
Less: Depreciation and amortization, GAAP	(1.2)	(0.9)	(2.1)	(1.6)
Less: Stock-based compensation, GAAP	(0.6)	(0.7)	(1.0)	(0.9)
Total cost of subscription revenue, Non-GAAP	$ 13.5	$ 11.5	$ 26.7	$ 20.7
Cost of hardware revenue, GAAP	$ 5.6	$ 10.2	$ 14.2	$ 18.8
Less: Depreciation and amortization, GAAP	(1.1)	(1.0)	(2.1)	(1.9)
Less: Stock-based compensation, GAAP	(0.3)	(0.4)	(0.6)	(0.7)
Less: Other, GAAP	—	—	0.2	—
Total cost of hardware revenue, Non-GAAP	$ 4.2	$ 8.8	$ 11.7	$ 16.2
Cost of advertising revenue, GAAP	$ 9.5	$ 0.5	$ 17.4	$ 0.8
Less: Depreciation and amortization, GAAP	(0.5)	(0.2)	(1.1)	(0.2)
Less: Stock-based compensation, GAAP	(0.1)	—	(0.3)	—
Total cost of advertising revenue, Non-GAAP	$ 8.8	$ 0.3	$ 16.1	$ 0.6
Cost of other revenue, GAAP	$ 1.7	$ 1.1	$ 3.2	$ 2.2
Less: Depreciation and amortization, GAAP	—	—	(0.1)	—
Total cost of other revenue, Non-GAAP	$ 1.7	$ 1.1	$ 3.2	$ 2.2
Cost of revenue, GAAP	$ 32.1	$ 24.9	$ 64.6	$ 45.0
Less: Depreciation and amortization, GAAP	(2.8)	(2.0)	(5.4)	(3.8)
Less: Stock-based compensation, GAAP	(1.0)	(1.2)	(1.9)	(1.6)
Less: Other, GAAP	—	—	0.2	—
Total cost of revenue, Non-GAAP	$ 28.2	$ 21.7	$ 57.5	$ 39.6

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

13

GAAP Operating expenses to Non-GAAP Operating Expenses Reconciliation[23]

	Three Months Ended June 30,		Six Months Ended June 30,	
	2026	2025	2026	2025
(in millions)				
Research and development expense, GAAP	$ 47.4	$ 32.3	$ 86.7	$ 62.7
Less: Stock-based compensation, GAAP	(9.7)	(7.8)	(17.5)	(13.5)
Less: Other, GAAP	(2.0)	—	(2.1)	(0.7)
Total Research and development, Non-GAAP	$ 35.8	$ 24.5	$ 67.1	$ 48.5
Sales and marketing expense, GAAP	$ 52.3	$ 38.9	$ 109.3	$ 74.2
Less: Depreciation and amortization, GAAP	(2.8)	(1.1)	(5.6)	(2.1)
Less: Stock-based compensation, GAAP	(3.4)	(2.0)	(5.4)	(3.4)
Less: Other, GAAP	—	—	(1.0)	—
Total Sales and marketing expense, Non-GAAP	$ 46.1	$ 35.8	$ 97.3	$ 68.7
General and administrative expense, GAAP	$ 27.2	$ 17.4	$ 49.6	$ 33.0
Less: Stock-based compensation, GAAP	(8.8)	(4.2)	(14.3)	(6.7)
Less: Other, GAAP	(0.8)	(0.1)	(1.8)	(0.3)
Total General and administrative expense, Non-GAAP	$ 17.7	$ 13.1	$ 33.5	$ 26.0
Total Operating expenses, GAAP	$ 127.0	$ 88.5	$ 245.6	$ 169.9
Less: Depreciation and amortization, GAAP	(2.8)	(1.1)	(5.6)	(2.1)
Less: Stock-based compensation, GAAP	(21.8)	(14.1)	(37.2)	(23.6)
Less: Other, GAAP	(2.7)	(0.1)	(4.9)	(1.0)
Total Operating expenses, Non-GAAP	$ 99.6	$ 73.3	$ 197.9	$ 143.1

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

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Footnotes 1 Core subscription revenue is defined as subscription revenue derived from the Life360 mobile application and excludes non-core subscription revenue which relates to other hardware related subscription offerings. For more information, including the use of this measure, refer to the “Core subscription revenue” section. 2 Adjusted EBITDA is a Non-GAAP measure. For more information, including the definition of Adjusted EBITDA, the use of this non-GAAP measure, as well as a reconciliation of Net Income to Adjusted EBITDA, refer to the “Adjusted EBITDA” and “Supplementary and Non-GAAP Financial Information” sections. 3 Core metrics relate solely to the Life360 mobile application. 4 MAU is defined as a unique member who engages with our Life360 branded services each month, which includes both paying and non-paying members, and excludes certain members who have a delayed account setup. 5 A Paying Circle is defined as a group of Life360 members with a paying subscription that has been billed as of the end of a period. 6 ARPPC is defined as annualized subscription revenue recognized and derived from the Life360 mobile application, excluding certain revenue adjustments related to bundled Life360 subscription and hardware offerings, for the reported period divided by the Average Paying Circles during the same period. 7 Excludes revenue related to bundled Life360 subscription and hardware offerings, which was immaterial for the three and six months ended June 30, 2026, and $(0.3) million and $(0.7) million for the three and six months ended June 30, 2025 8 Subscriptions are defined as the number of paying subscribers associated with the Life360 and Tile brands who have been billed as of the end of the period. 9 ARPPS is defined as annualized total subscription revenue recognized and derived from Life360 and Tile subscriptions, excluding certain revenue adjustments related to bundled Life360 subscription and hardware offerings, for the reported period divided by the average number of paying subscribers during the same period. 10 Net hardware units shipped represent the number of hardware tracking devices sold during the period, excluding hardware units related to bundled Life360 subscription and hardware offerings, net of returns by our retail partners and direct consumers. 11 Excludes revenue related to bundled Life360 subscription and hardware offerings, which was $0.1 million for the three and six months ended June 30, 2026, and $0.3 million and $0.6 million for the three and six months ended June 30, 2025 12 To determine the net ASP of a unit, we divide hardware revenue recognized, excluding revenue related to bundled Life360 subscription and hardware offerings, for the reported period by the number of net hardware units shipped during the same period. 13 Advertising revenue was $7.3 million and $13.9 million for the three months ended September 30, 2025, and December 31, 2025, respectively. 14 Refer to the ‘Key Performance Indicators’ section for additional information regarding the impact of bundled offerings on KPI calculations for the periods presented. 15 Beginning with the second quarter of 2024, the definition of Core subscription revenue was updated and calculated in accordance with GAAP. 16 Relates to the changes in fair value of the Convertible Note Investment. Refer to the Q2 2026 10-Q for the definition and additional information on the Convertible Note Investment. 17 Includes depreciation on fixed assets and amortization of intangible assets. 18 Relates to costs incurred in connection with the acquisition of Nativo, Inc. and the asset acquisition of Fantix, Inc., including one-time bonus payments. 19 Relates to non-recurring costs incurred in connection with the strategic exit of the brick-and-mortar retail channel. 20 Relates to non-recurring workplace restructuring costs incurred in connection with the Company's transition to an AI- native organization. 21 Relates to non-recurring warehouse relocation costs associated with the move of certain hardware manufacturing operations. 22 With respect to forward looking non-GAAP guidance, we are not able to reconcile the forward-looking non-GAAP Adjusted EBITDA measure to the closest corresponding GAAP measure without unreasonable efforts because we are unable to predict the ultimate outcome of certain significant items, which are fluid and unpredictable in nature. In addition, the Company believes such a reconciliation would imply a degree of precision that may be confusing or misleading to investors. These items include, but are not limited to, litigation costs and fair value adjustments. These items may be material to our results calculated in accordance with GAAP. 23 For the definitions of Non-GAAP cost of revenue and Non-GAAP operating expenses, refer to the "Supplementary and Non-GAAP Financial Information" section. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 15